                                                                    EXHIBIT 10.2


                       PURCHASE MONEY NOTE DATED AS OF
                                JULY 27, 1998


     1. Principal, Interest, Maturity. As partial payment for the purchase of shares of stock of Salton/Maxim Housewares, Inc., a Delaware corporation ("Salton"), owned by Windmere Durable Holdings, Inc., a Florida corporation ("Windmere"), pursuant to a Stock Agreement dated as of May 6, 1998 among Salton, Windmere and third parties, Salton hereby promises to pay to the order of Windmere the principal amount of Fifteen Million Dollars and no cents ($15,000,000), with simple interest at the annual rate of four percent (4%) from the date hereof, to be paid annually on the fifteenth day of June, commencing June 15, 1999. Any unpaid principal balance plus accrued and unpaid interest shall be due and payable on the last day of the seventy eighth (78th) full calendar month next following the date hereof. If: (i) accrued and unpaid interest is not paid in full on any interest payment date ("Interest Default") or (ii) the principal balance is not paid upon the due date, whether at the maturity of the Note or upon acceleration as set forth in Section 3 hereof ("Principal Default"), then, in the case of an Interest Default, simple interest on the unpaid balance of this Note shall accrue on and after the Interest Default at the rate of eight percent (8%) per annum until the Interest Default is cured or is waived in writing by the holder of the Note and, in the case of a Payment Default, simple interest on the unpaid balance of this Note shall also accrue on and after the Payment Default on the unpaid principal balance at the rate of eight percent (8%) per annum until payment in full is made of all accrued and unpaid interest and the unpaid principal balance. In addition, in the case of any Interest Default or Payment Default, Salton agrees to pay all costs of collection, including legal fees and out of pocket expenses and court costs.

     2. Affiliate Definition; Credit. As used in this Note, the term "Affiliate" of Salton or "Affiliate" of Windmere means any person or entity that is controlled by, under the control of or under common control with a person or entity within the meaning of Rule 405 adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. Commencing as of the date hereof, to the extent that Salton or any Affiliate of Salton purchases products from Windmere, its manufacturing Affiliate with offices in Hong Kong, Durable Electrical Metal Factory, Ltd., or any other Affiliate of Windmere, an amount equal to five percent (5%) of the total purchase price paid by Salton shall constitute a credit, first, against accrued and unpaid interest owing on this Note and, next, against the unpaid principal balance of this Note; provided, however, that such credits shall not be considered payments, distributions or sets-offs under Section 3 of this Note; and further provided, that nothing contained herein shall obligate Salton or any Salton Affiliate to buy any products from Windmere or any Windmere Affiliate, nor obligate Windmere or any Windmere Affiliate to sell any products to Salton or any Salton Affiliate.

     3. Subordination. The principal balance, accrued and unpaid interest and all other amounts owing under this Note are expressly made subordinate and junior, as hereinafter set forth in this Section 3, to the prior payment in full of all Senior Debt (as that term is hereinafter defined).

     3.1. Definition of Senior Debt. As used herein "Senior Debt" shall mean all indebtedness whenever incurred by Salton for borrowed money, whether secured or unsecured, with the exception of indebtedness owed to any Affiliate of Salton, and trade debt. As used in this Section 3.1, the term "Affiliate" shall not include any investor (other than a Salton Executive Related Party) who acquires an equity interest in Salton at the closing of the Salton Option or thereafter provided that such investor's interest represents less than fifty percent (50%) of the voting interests in Salton or any parent company of Salton.

     3.2. Acceleration. If: (i) Senior Debt in an aggregate amount, including principal, accrued interest and other amounts owing on such Senior Debt, in excess of one million dollars matures, or is otherwise due and payable
(whether by acceleration or otherwise) and remains undischarged for a period in excess of one hundred and twenty (120) days or (ii) Salton files a petition, as a debtor, for relief under the United States Bankruptcy Code or an action seeking to place Salton in involuntary bankruptcy under such Code is filed and Salton does not oppose such action or such action is not discharged within sixty (60) days next following the filing of such action, then, Windmere shall have the right, on not less than five (5) days notice to Salton, to accelerate the maturity of this Note, whereupon the remaining principal balance plus accrued and unpaid interest shall become due immediately, subject to the terms of this Section 3. Except as specifically set forth in this Section 3.2, Windmere shall not have the right to accelerate this Note.

     3.3 Amendment of Senior Debt. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt, any extension or renewal of the Senior Debt, or the granting or release of any collateral or security securing the repayment of the Senior Debt.

     3.4 Default in Respect of Senior Debt.

         (a) Payment Default. In the event that Salton shall default in the payment of any principal of, or interest on, any Senior Debt when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise, then,

             (i) unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of this Note or as a sinking fund for this Note, or in respect of any redemption, retirement, purchase, prepayment or other acquisition of this Note, and

             (ii) no holder of this Note will take action to accelerate this Note except as set forth above in Section 3.2, or to commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceeding with respect to Salton, or will initiate and prosecute any other action or proceeding

         (whether at law or in equity) against Salton to recover all or any part of this Note (unless the agent (or, if there shall be no agent for the holders of Senior Debt at such time, the holders of the Senior
         Debt) shall have agreed in writing in advance to any such action or proceeding or prosecution, and shall have joined in, such action or proceeding or prosecution).

         (b) Other Defaults. Upon the occurrence of any other "default" (as defined in any agreement evidencing the Senior Debt) then, unless and until such default shall have been cured or waived in writing or shall have ceased to exist,

                 (i) no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of this Note or as a sinking fund for this Note, or in respect of any redemption, retirement, purchase, prepayment or other acquisition of this Note during the period of 180 days after the occurrence of such default, and

                 (ii) no holder of this Note will take action to accelerate this Note except as set forth in Section 3.2 or, for a period of 180 days after the occurrence of such default, commence, or join with any other creditors in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Salton, or will initiate and prosecute any other action or proceeding (whether at law or in equity) against Salton to recover all or any part of this Note (unless the agent (or, if there shall be no agent for the holders of Senior Debt at such time, the holders of the Senior Debt) shall have agreed in writing in advance to, and shall have joined, in such proceeding).

     3.5 Insolvency.  In the event of

         (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding which relates to Salton or its property,

         (b) any proceeding for the liquidation, dissolution or other winding-up of Salton, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

         (d)  any assignment by Salton for the benefit of creditors, or

         (d)  any other marshalling of the assets of Salton,

then and in any such event:

                 (i) all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of this Note on account of this Note;

                 (ii) any payment or distribution, whether in cash, securities or other property (other than securities of Salton or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent of this Note as provided in this Section 3, to the payment of all Senior Debt at the time outstanding and to any securities issued to the holders of Senior Debt in respect of the Senior Debt under any such plan or reorganization or readjustment), that would otherwise (but for this
         Section 3) be payable or deliverable in respect of this Note, shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders of Senior Debt until all Senior Debt shall have been paid in full, in cash or cash equivalents; and

                 (iii) If any holder of this Note fails to file a claim or proof of debt in respect of such this Note in such proceedings at least five (5) business days prior to the latest date permitted by rule of law or court order for such filing, then the holders of Senior Debt shall be authorized (but not obligated) to file such claim or proof on behalf of such holder of this Note. Each holder of the this Note agrees that, while it shall retain the right to vote its claim and otherwise act in any bankruptcy, insolvency or similar proceeding related to Salton, such holder will not take any act or vote in any way so as to contest the enforceability of the subordination provisions set forth herein.

     3.6 Turnover of Payments.  In the event that

           (a) any payment or distribution shall be paid to or collected or received by any holder of this Note in contravention of any of the terms of this Section 3 and prior to the payment in full, in cash or cash equivalents, of the Senior Debt at the time outstanding, and

           (b) any holder of such Senior Debt shall have notified the holder of this Note, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Section 3, then and in any such event such holder of this Note will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents to the holders of such Senior Debt and, until so delivered the same shall be held in trust by such holder of this Note as the property of the holders of such Senior Debt. If after any amount is delivered to the holders of Senior Debt pursuant to this Section 3.6 and (i) the holder of this Note shall be required by an order or judgment of a court of competent jurisdiction to return a payment (the "Avoided Payment") received by them and so paid over (in whole or in part) to the holders of Senior Debt, or (ii) the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, without giving effect to such delivery made pursuant to this
Section 3.6, then, in either case, the holders of Senior Debt shall return to such holder of this Note any amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 3.6, so long as (in the case of the immediately preceding clause (ii) only) after the return of such amount the Senior Debt shall remain paid in full, in cash or cash equivalents. For purposes of clause (i) of the immediately preceding sentence, if less than all of the Avoided Payment was paid over to the holders of Senior Debt and the holder of this Note is able to satisfy its obligations under such order or judgment in whole or in part from the portion of the Avoided Payment not so paid over to the holders of the Senior Debt, the holders of Senior Debt shall not be required to return any portion of the Avoided Payment in excess of the amount actually required by the holder(s) of this Note to satisfy its obligations.

     3.7 Obligations Not Impaired. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (and such right shall remain in full force and effect notwithstanding):

                 (a)  any act or failure to act on the part of Salton
         (including by way of an amendment to the provisions of this Section 3);

                 (b) any extension or indulgence in respect of any payment or prepayment of the Senior Debt or any part thereof or in respect of any other amount payable to any holder of Senior Debt;

                 (c) any amendment, modification, restatement, or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement which may be relating to any Senior Debt;

                 (d) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or this Note, or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or this Note, or any receipt by any holder of Senior Debt of any collateral security, or any failure of any holder of Senior Debt to perfect a security interest in any collateral, or any release by any holder of Senior Debt of any security for the payment of such Senior Debt;

                 (e) any merger or consolidation of Salton or any of its subsidiaries into or with any of its subsidiaries or into or with any entity, or any sale, lease or transfer of any or all of the assets of Salton or any of its subsidiaries to any other entity or person; or

                 (f) the absence of any notice to, or knowledge by, any holder of this Note of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e).

Nothing contained in this Section 3 shall impair, as between Salton and any holder of this Note, the obligation of Salton to pay to such holder the principal thereof and interest, on the this Note, as and when the same shall become due and payable in accordance with the terms thereof, or prevent any holder of any this Note from exercising all rights, powers and remedies set forth herein or allowed by applicable law, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the holder of this Note as provided in this Section 3.

     3.8 Payment of Senior Debt; Subrogation. Upon the payment in full, in cash or cash equivalents, of all Senior Debt, the holder of this Note shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the this Note shall have been paid in full, and such payments or distributions received by the holder of this Note by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Debt, shall, as between Salton and its creditors other than the holders of Senior Debt, on the one hand, and the holder of this Note, on the other hand, be deemed to be a payment by Salton on account of Senior Debt, and not on account of this Note.

     4. Cancellation of Note. If the Distribution and Marketing Agreement between Salton and K-Mart Corporation dated January 27, 1997, as it may be amended or renewed, is cancelled by K-Mart prior to June 30, 2004, the principal balance of this note shall be reduced as of the date of such cancellation in accordance with the amortization schedule attached hereto as
Schedule I, and, upon such reduction, accrued interest, interest already paid, and interest accruing after such reduction prior to the maturity of this note shall be recalculated on the reduced principal balance. To the extent that, on account of such reduction, interest has been overpaid, such overpayment shall be offset, first, against the next accruing amounts of interest not yet paid, and then against the reduced principal balance, but Windmere shall not be obligated otherwise to return accrued interest or principal already paid.

     5. Applicable Law. This Note shall be governed by and interpreted in accordance with the laws of Delaware without regard to the conflict of laws and principles thereof.

     6. Notices. Any notices under this Note shall be given as required by the Stock Agreement.

                                  Salton/Maxim Housewares, Inc.,
                                  a Delaware corporation


                                  By:
                                     ---------------------------------------
                                  Its:
                                      --------------------------------------

                                  SCHEDULE I

                                          Principal
                                        Balance in the
                  Cancelation              Event of
No.                Prior To              Cancelation
-------------------------------------------------------
 1                11/1/98               168,708.35
 2                12/1/98               337,979.05
 3                 1/1/99               507,814.00
-------------------------------
 4                 2/1/99               678,216.06
 5                 3/1/99               849,184.12
 6                 4/1/99             1,020,723.08
-------------------------------
 7                 6/1/99             1,192,833.84
 8                 6/1/99             1,365,618.30
 9                 7/1/99             1,538,778.37
-------------------------------
10                 8/1/99             1,712,616.98
11                 9/1/99             1,887,033.05
12                10/1/99             2,062,031.50
-------------------------------
13                11/1/99             2,237,613.29
14                12/1/99             2,413,780.35
15                 1/1/00             2,590,534.63
-------------------------------
16                 2/1/00             2,767,878.09
17                 3/1/00             2,946,812.70
18                 4/1/00             3,124,340.42
-------------------------------
19                 5/1/00             3,303,463.23
20                 6/1/00             3,483,183.12
21                 7/1/00             3,863,502.08
-------------------------------
22                 8/1/00             3,844,422.10
23                 9/1/00             4,025,945.19
24                10/1/00             4,208,073.35
-------------------------------
25                11/1/00             4,390,808.61
26                12/1/00             4,574,162.98
27                 1/1/01             4,758,108.51
-------------------------------
28                 2/1/01             4,942,677.22
29                 3/1/01             5,127,861.15
30                 4/1/01             5,313,662.37
-------------------------------
31                 5/1/01             5,500,082.93
32                 6/1/01             5,687,124.86
33                 7/1/01             5,874,790.31
-------------------------------
34                 8/1/01             6,063,081.29
35                 9/1/01             6,251,999.91
36                10/1/01             6,441,548.26
-------------------------------
37                11/1/01             6,631,728.43
38                12/1/01             6,822,542.54
39                 1/1/02             7,013,992.69
-------------------------------
40                 2/1/02             7,206,081.02
41                 3/1/02             7,398,809.63
42                 4/1/02             7,692,180.68
-------------------------------
43                 5/1/02             7,786,196.29
44                 6/1/02             7,980,858.63
45                 7/1/02             8,176,189.84
-------------------------------
46                 8/1/02             8,372,132.08
47                 9/1/02             8,568,747.54
48                10/1/02             8,766,018.37
-------------------------------
49                11/1/02             8,963,946.78
50                12/1/02             9,162,534.95
51                 1/1/03             9,361,785.08
-------------------------------
52                 2/1/03             9,661,699.38
53                 3/1/03             9,762,280.06
54                 4/1/03             9,963,529.34
-------------------------------
55                 5/1/03            10,165,448.46
56                 6/1/03            10,368,042.62
57                 7/1/03            10,571,311.11
-------------------------------
58                 8/1/03            10,776,257.16
59                 9/1/03            10,979,883.03
60                10/1/03            11,165,190.99
-------------------------------
61                11/1/03            11,391,163.31
62                12/1/03            11,597,862.27
63                 1/1/04            11,805,230.15
-------------------------------
64                 2/1/04            12,013,289.27
65                 3/1/04            12,222,041.91
66                 4/1/04            12,431,490.40
-------------------------------
67                 5/1/04            12,641,637.05
68                 6/1/04            12,852,484.18
69                 7/1/04            13,064,034.14
-------------------------------
70                 8/1/04            15,000,000.00
71                 9/1/04            15,000,000.00
72                10/1/04            15,000,000.00
-------------------------------
73                11/1/04            15,000,000.00
-------------------------------
74                12/1/04            15,000,000.00
-------------------------------
75                 1/1/05            15,000,000.00
-------------------------------
76                 2/1/05            15,000,000.00
-------------------------------
77                 3/1/05            15,000,000.00
-------------------------------
78                 4/1/05            15,000,000.00
-------------------------------

-------------------------------
                                     Assumes note is issued 10/1/1998.
-------------------------------      If the note is issued before or after such
                                     date then the schedule of reductions due
-------------------------------      to Kmart cancelation will have to be
                                     adjusted to reflect a different number of
-------------------------------      monthly periods prior to July 1, 2004.

-------------------------------